Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 10, 2008, accompanying the consolidated financial statements included in the Annual Report of Broadcaster, Inc. on Form 10-K/A for the year ended June 30, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of International Microcomputer Software Inc. on Form S-8 (File No. 333-123947, filed on April 8, 2005 and File No. 333-113918, filed on March 25, 2004).

/s/ Choi, Kim & Park, LLP

Los Angeles, California

September 3, 2009